Exhibit 99

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RTX Reports Q2 2025 Results

RTX delivers 9% sales growth with strong commercial aftermarket and operational performance in Q2; Robust demand with RTX Q2 book-to-bill of 1.86

ARLINGTON, Va., July 22, 2025 – RTX (NYSE: RTX) reports second quarter 2025 results.

Second quarter 2025
•Sales of $21.6 billion, up 9 percent versus prior year, and up 9 percent organically* excluding divestitures
•GAAP EPS of $1.22, including $0.28 of acquisition accounting adjustments and $0.06 of restructuring and other net significant and/or non-recurring items
•Adjusted EPS* of $1.56, up 11 percent versus prior year
•Operating cash flow of $0.5 billion; free cash outflow* of $0.1 billion
•Company backlog of $236 billion, including $144 billion of commercial and $92 billion of defense
•Returned $0.9 billion of capital to shareowners and raised the quarterly dividend 8 percent
•Reached agreement to sell Collins’ Simmonds Precision Products business for $765 million

Updates outlook for full year 2025
•Outlook reflects strong first half operational performance and incorporates the expected impact of tariffs and changes associated with recently enacted tax legislation
•Adjusted sales* of $84.75 - $85.5 billion, up from $83.0 - $84.0 billion
•Organic sales growth* of 6 to 7 percent, up from 4 to 6 percent
•Adjusted EPS* of $5.80 - $5.95, down from $6.00 - $6.15
•Confirms free cash flow* of $7.0 - $7.5 billion

“We continued our momentum in the second quarter with organic sales and profit growth* across all three segments, including 16 percent commercial aftermarket growth,” said RTX Chairman and CEO Chris Calio. “Our backlog grew to $236 billion, up 15 percent versus prior year, and we secured major awards for our geared turbofan engines and integrated air and missile defense capabilities in the quarter.”

“Our updated outlook reflects strong operational performance in the first half and incorporates our current assessment of the impact of tariffs. We are focused on delivering on the strong growth in our commercial and defense end markets and remain well positioned to drive long term profitable growth.”

*Adjusted net sales (also referred to as adjusted sales), organic sales, adjusted operating profit (loss) and margin percentage (ROS), adjusted segment operating profit (loss) and margin percentage (ROS), adjusted net income, adjusted earnings per share (“EPS”), adjusted effective tax rate, and free cash flow are non-GAAP financial measures. When we provide our expectation for adjusted net sales (also referred to as adjusted sales), adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures (expected diluted EPS and expected cash flow from operations) is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

.

Second quarter 2025
RTX second quarter reported and adjusted sales were $21.6 billion, up 9 percent over the prior year. GAAP EPS of $1.22 included $0.28 of acquisition accounting adjustments, and $0.06 of restructuring and other net significant and/or non-recurring items. Adjusted EPS* of $1.56 was up 11 percent versus the prior year.

The company reported net income attributable to common shareowners in the second quarter of $1.7 billion which included $0.4 billion of acquisition accounting adjustments and $0.1 billion of restructuring and other net significant and/or non-recurring items. Adjusted net income* of $2.1 billion was up 12 percent versus the prior year driven by growth in adjusted segment operating profit*. Operating cash flow in the second quarter was $0.5 billion and was impacted by the four week work stoppage that occurred at Pratt & Whitney in the quarter. Capital expenditures were $0.5 billion, resulting in free cash outflow* of $0.1 billion.

Summary Financial Results – Operations Attributable to Common Shareowners

	2nd Quarter
($ in millions, except EPS)	2025	2024	% Change
Reported
Sales	$21,581	$19,721	9%
Net Income	$1,657	$111	NM
EPS	$1.22	$0.08	NM

Adjusted*
Sales	$21,581	$19,791	9%
Net Income	$2,118	$1,895	12%
EPS	$1.56	$1.41	11%

Operating Cash Flow	$458	$2,733	(83)%
Free Cash Flow*	$(72)	$2,196	NM
NM = Not Meaningful

Segment Results

Collins Aerospace

	2nd Quarter
($ in millions)	2025	2024	% Change
Reported
Sales	$7,622	$6,999	9%
Operating Profit	$1,173	$1,118	5%
ROS	15.4%	16.0%	(60)	bps

Adjusted*
Sales	$7,622	$6,999	9%
Operating Profit	$1,249	$1,145	9%
ROS	16.4%	16.4%	—	bps

Collins Aerospace second quarter 2025 reported and adjusted sales of $7,622 million were up 9 percent versus the prior year. Excluding the impact of divestitures, the increase in sales* was driven by a 13 percent increase in commercial aftermarket, an 11 percent increase in defense, and a 1 percent increase in commercial OE. The increase in commercial aftermarket sales was driven by continued growth in commercial air traffic. The increase in defense sales was driven by higher volume across multiple programs and platforms, including F-35 and the Survivable Airborne Operations Center program. Lower commercial OE volume on the 737 MAX program was more than offset by higher commercial OE volume on other platforms, including the 787.

Collins Aerospace reported operating profit of $1,173 million was up 5 percent versus the prior year. On an adjusted basis, operating profit* of $1,249 million was up 9 percent versus the prior year. Drop through on higher commercial aftermarket and defense volume, favorable defense mix, and lower R&D expense more than offset unfavorable commercial OE mix and the impact of higher tariffs across the business.

Pratt & Whitney

	2nd Quarter
($ in millions)	2025	2024	% Change
Reported
Sales	$7,631	$6,802	12%
Operating Profit	$492	$542	(9)%
ROS	6.4%	8.0%	(160)	bps

Adjusted*
Sales	$7,631	$6,802	12%
Operating Profit	$608	$537	13%
ROS	8.0%	7.9%	10	bps

Pratt & Whitney second quarter reported and adjusted sales of $7,631 million were up 12 percent versus the prior year and includes the four week work stoppage that occurred in the quarter. The sales growth was driven by a 19 percent increase in commercial aftermarket and a 15 percent increase in commercial OE. The increase in commercial aftermarket was driven by higher volume in Large Commercial Engines and favorable mix in Pratt Canada, while the growth in commercial OE was driven by favorable mix in Large Commercial Engines and higher volume in Pratt Canada. Military sales were flat driven by lower F135 volume, including the impact of contract award timing.

Pratt & Whitney reported operating profit of $492 million was down 9 percent versus the prior year. Reported operating profit included a charge of approximately $100 million related to a customer bankruptcy. On an adjusted basis, operating profit* of $608 million was up 13 percent versus the prior year. The increase was driven by favorable commercial OE mix, drop through on higher commercial aftermarket volume, and lower R&D expense which more than offset the impact of commercial aftermarket mix, higher tariffs across the business, and the four week work stoppage.

Raytheon

	2nd Quarter
($ in millions)	2025	2024	% Change
Reported
Sales	$7,001	$6,511	8%
Operating Profit	$805	$127	534%
ROS	11.5%	2.0%	950	bps

Adjusted*
Sales	$7,001	$6,581	6%
Operating Profit	$809	$709	14%
ROS	11.6%	10.8%	80	bps

Raytheon second quarter reported sales of $7,001 million were up 8 percent versus the prior year. This increase was driven by higher volume on land and air defense systems, including international Patriot and NASAMS as well as higher volume on naval programs, including SPY-6 and Evolved SeaSparrow Missile. This growth was partially offset by lower development program volume within air and space defense systems. Adjusted sales* of $7,001 million were up 6 percent versus prior year.

Raytheon reported operating profit of $805 million was up versus the prior year primarily due to a $575 million charge related to a contract matter initiated in Q2 2024. On an adjusted basis, operating profit* of $809 million was up 14 percent versus the prior year driven primarily by favorable program mix, including international Patriot, and higher volume.

About RTX
RTX is the world's largest aerospace and defense company. With approximately 185,000 global employees, we push the limits of technology and science to redefine how we connect and protect our world. Through industry-leading businesses – Collins Aerospace, Pratt & Whitney, and Raytheon – we are advancing aviation, engineering integrated defense systems for operational success, and developing next-generation technology solutions and manufacturing to help global customers address their most critical challenges. The company, with 2024 sales of more than $80 billion, is headquartered in Arlington, Virginia.

Conference Call on the Second Quarter 2025 Financial Results
RTX’s financial results conference call will be held on Tuesday, July 22, 2025 at 8:30 a.m. ET. The conference call will be webcast live on the company's website at www.rtx.com and will be available for replay following the call. The corresponding presentation slides will be available for downloading prior to the call.

Use and Definitions of Non-GAAP Financial Measures
RTX Corporation (“RTX” or “the Company”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. We believe that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. Other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. Certain non-GAAP financial adjustments are also described in this Appendix. Below are our non-GAAP financial measures:

Non-GAAP measure	Definition
Adjusted net sales / Adjusted sales	Represents consolidated net sales (a GAAP measure), excluding net significant and/or non-recurring items[1] (hereinafter referred to as “net significant and/or non-recurring items”).
Organic sales
Organic sales represents the change in consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and net significant and/or non-recurring items.

Adjusted operating profit (loss) and margin percentage (ROS)
Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items. Adjusted operating profit margin percentage represents adjusted operating profit (loss) as a percentage of adjusted net sales.

Segment operating profit (loss) and margin percentage (ROS)
Segment operating profit (loss) represents operating profit (loss) (a GAAP measure) excluding acquisition accounting adjustments[2], the FAS/CAS operating adjustment[3], Corporate expenses and other unallocated items, and Eliminations and other. Segment operating profit margin percentage represents segment operating profit (loss) as a percentage of segment sales (net sales, excluding Eliminations and other).

Adjusted segment sales	Represents consolidated net sales (a GAAP measure) excluding eliminations and other and net significant and/or non-recurring items.
Adjusted segment operating profit (loss) and margin percentage (ROS)
Adjusted segment operating profit (loss) represents segment operating profit (loss) excluding restructuring costs, and net significant and/or non-recurring items. Adjusted segment operating profit margin percentage represents adjusted segment operating profit (loss) as a percentage of adjusted segment sales (adjusted net sales excluding Eliminations and other).

Adjusted net income	Adjusted net income represents net income (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.
Adjusted earnings per share (EPS)	Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.
Adjusted effective tax rate
Adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding the tax impact of restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.

Free cash flow
Free cash flow represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTX’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTX’s common stock, and distribution of earnings to shareowners.

1 Net significant and/or non-recurring items represent significant nonoperational items and/or significant operational items that may occur at irregular intervals.

2 Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions, the amortization of customer contractual obligations related to loss making or below market contracts acquired, and goodwill impairment, if applicable.

3 The FAS/CAS operating adjustment represents the difference between the service cost component of our pension and postretirement benefit (PRB) expense under the Financial Accounting Standards (FAS) requirements of GAAP and our pension and PRB expense under U.S. government Cost Accounting Standards (CAS) primarily related to our Raytheon segment.

When we provide our expectation for adjusted net sales (also referred to as adjusted sales), organic sales, adjusted operating profit (loss) and margin percentage (ROS), adjusted segment operating profit (loss) and margin percentage (ROS), adjusted EPS, adjusted effective tax rate, and free cash flow, on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally are not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide RTX Corporation (“RTX”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track,” “designed to, ” “commit,” “commitment” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, the Pratt powder metal matter and related matters and activities, including without limitation other engine models that may be impacted, the merger (the “merger”) between United Technologies Corporation (“UTC”) and Raytheon Company (“Raytheon”) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”) in 2020, the pending disposition of Collins’ actuation and flight control business, targets and commitments (including for share repurchases or otherwise), and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of changes in economic, capital market and political conditions in the U.S. and globally, such as from the global sanctions and export controls with respect to Russia, and any changes therein, and including changes related to financial market conditions, banking industry disruptions, fluctuations in commodity prices or supply (including energy supply), inflation, interest rates and foreign currency exchange rates, disruptions in global supply chain and labor markets, levels of consumer and business confidence, the imposition and duration of tariffs (including counter tariffs) and other trade measures and the inability of RTX to mitigate U.S. tariffs and countermeasures including by exemptions, exclusions, operational changes or otherwise, and geopolitical risks, including, without limitation, in the Middle East and Ukraine; (2) risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a continuing resolution, a government shutdown, the debt ceiling or measures taken to avoid default, or otherwise, and uncertain funding of programs; (3) risks relating to our performance on our contracts and programs, including our ability to control costs, the mix of our contracts and programs, and our inability to pass some or all of our costs on fixed price contracts to the customer, and risks related to our dependence on U.S. government approvals for international contracts; (4) challenges in the development, certification, production, delivery, support and performance of RTX advanced technologies and new products and services and the realization of the anticipated benefits (including our expected returns under customer contracts), as well as the challenges of operating in RTX’s highly-competitive industries both domestically and abroad; (5) risks relating to RTX’s reliance on U.S. and non-U.S. suppliers and commodity markets, including the effect of sanctions, tariffs (and counter tariffs) and other trade measures and the duration thereof, delays and disruptions in the delivery of materials and services to RTX or its suppliers and cost increases, and the inability of RTX to mitigate U.S. tariffs and countermeasures including by exemptions, exclusions, operational changes or otherwise; (6) risks relating to RTX international operations from, among other things, changes in trade policies and implementation of sanctions, foreign currency fluctuations, economic conditions, political factors, sales methods, U.S. or local government regulations, and our dependence on U.S. government approvals for international contracts; (7) the condition of the aerospace industry; (8) potential changes in U.S. government policy positions, including changes in DoD policies or priorities; (9) the ability of RTX to attract, train, qualify, and retain qualified personnel and maintain its culture and high ethical standards, and the ability of our personnel to continue to operate our facilities and businesses around the world; (10) the scope, nature, timing and challenges of managing acquisitions, investments, divestitures and other transactions, including the realization of synergies and opportunities for growth and innovation, the assumption of liabilities and other risks and incurrence of related costs and expenses, and risks related to completion of announced divestitures; (11) compliance with legal, environmental, regulatory and other requirements, including, among other things, obtaining regulatory approvals for new technologies and products and export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, such as the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations in the U.S. and other countries in which RTX and its businesses operate; (12) the outcome of pending, threatened and future legal proceedings, investigations, and other contingencies, including those related to U.S. government audits and disputes and the potential for suspension or debarment of U.S. government contracting or export privileges as a result thereof; (13) risks relating to the previously-disclosed deferred prosecution agreements entered into between the Company and the Department of Justice (DOJ), the Securities and Exchange Commission (SEC) administrative order imposed on the Company, and the related investigations by the SEC and DOJ, and the consent agreement between the Company and the Department of State; (14) factors that could impact RTX’s ability to engage in desirable capital-raising or strategic transactions, including its credit rating, capital structure, levels of indebtedness, and related obligations, capital expenditures and research and development spending, and capital deployment strategy including with respect to share repurchases, and the availability of credit, borrowing costs, credit market conditions, and other factors; (15) uncertainties associated with the timing and scope of future repurchases by RTX of its common stock or declarations of cash dividends, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (16) risks relating to realizing expected benefits from, incurring costs for, and successfully managing, strategic initiatives such as cost reduction, restructuring, digital transformation and other operational initiatives; (17) risks of additional tax exposures due to new tax legislation or other developments in the U.S. and other countries in which RTX and its businesses operate; (18) risks relating to addressing the identified rare condition in powder metal used to manufacture certain Pratt & Whitney engine parts requiring accelerated removals and inspections of a significant portion of the PW1100G-JM Geared Turbofan (GTF) fleet, including, without limitation, the number and expected timing of shop visits, inspection results and scope of work to be performed, turnaround time, availability of new parts, available capacity at overhaul facilities, outcomes of negotiations with impacted customers, and risks related to other engine models that may be impacted by the powder metal matter, and in each case the timing and costs relating thereto, as well as other issues that could impact RTX product performance, including quality, reliability or durability; (19) changes in production volumes of one or more of our significant customers as a result of business, labor, or other challenges, and the resulting effect on its or their demand for our products and services; (20) risks relating to an RTX product safety failure, quality issue or other failure affecting RTX’s or its customers’ or suppliers’ products or systems; (21) risks relating to cybersecurity, including cyber-attacks on RTX’s information technology infrastructure, products, suppliers, customers and partners, and cybersecurity-related regulations; (22) risks relating to insufficient indemnity or insurance coverage; (23) risks relating to artificial intelligence; (24) risks relating to our intellectual property and certain third-party intellectual property; (25) threats to RTX facilities and personnel, or those of its suppliers or customers, as well as other events outside of RTX’s control that may affect RTX or its suppliers or customers, including without limitation public health crises, damaging weather or other acts of nature; (26) the effect of changes in accounting estimates for our programs on our financial results; (27) the effect of changes in pension and other postretirement plan estimates and assumptions and contributions; (28) risks relating to an impairment of goodwill and other intangible assets; (29) the effects of climate change and changing climate-related regulations, customer and market demands, products and technologies; and (30) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTX, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTX assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTX Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2025	2024	2025	2024
Net Sales	$21,581	$19,721	$41,887	$39,026
Costs and expenses:
Cost of sales	17,205	16,141	33,395	31,885
Research and development	697	706	1,334	1,375
Selling, general, and administrative	1,573	1,449	3,021	2,843
Total costs and expenses	19,475	18,296	37,750	36,103
Other income (expense), net	40	(896)	44	(524)
Operating profit	2,146	529	4,181	2,399
Non-service pension income	(351)	(374)	(717)	(760)
Interest expense, net	457	475	900	880
Income before income taxes	2,040	428	3,998	2,279
Income tax expense	315	253	648	361
Net income	1,725	175	3,350	1,918
Less: Noncontrolling interest in subsidiaries’ earnings	68	64	158	98
Net income attributable to common shareowners	$1,657	$111	$3,192	$1,820

Earnings Per Share attributable to common shareowners:
Basic	$1.24	$0.08	$2.38	$1.37
Diluted	$1.22	$0.08	$2.36	$1.36

Weighted Average Shares Outstanding:
Basic shares	1,340.6	1,331.8	1,338.8	1,330.5
Diluted shares	1,354.0	1,342.1	1,352.9	1,339.7

RTX Corporation
Segment Net Sales and Operating Profit (Loss)

	Quarter Ended				Six Months Ended
	(Unaudited)				(Unaudited)
	June 30, 2025		June 30, 2024		June 30, 2025		June 30, 2024
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace	$7,622	$7,622	$6,999	$6,999	$14,839	$14,839	$13,672	$13,672
Pratt & Whitney	7,631	7,631	6,802	6,802	14,997	14,997	13,258	13,258
Raytheon	7,001	7,001	6,511	6,581	13,341	13,341	13,170	13,240
Total segments	22,254	22,254	20,312	20,382	43,177	43,177	40,100	40,170
Eliminations and other	(673)	(673)	(591)	(591)	(1,290)	(1,290)	(1,074)	(1,074)
Consolidated	$21,581	$21,581	$19,721	$19,791	$41,887	$41,887	$39,026	$39,096

Operating Profit (Loss)
Collins Aerospace	$1,173	$1,249	$1,118	$1,145	$2,261	$2,476	$1,967	$2,193
Pratt & Whitney	492	608	542	537	1,072	1,198	954	967
Raytheon	805	809	127	709	1,483	1,487	1,123	1,339
Total segments	2,470	2,666	1,787	2,391	4,816	5,161	4,044	4,499
Eliminations and other	24	(17)	(36)	(36)	36	(5)	(41)	(41)
Corporate expenses and other unallocated items	(47)	(42)	(930)	(7)	(85)	(71)	(1,026)	(32)
FAS/CAS operating adjustment	186	186	212	212	371	371	426	426
Acquisition accounting adjustments	(487)	—	(504)	—	(957)	—	(1,004)	—
Consolidated	$2,146	$2,793	$529	$2,560	$4,181	$5,456	$2,399	$4,852

Segment Operating Profit Margin
Collins Aerospace	15.4%	16.4%	16.0%	16.4%	15.2%	16.7%	14.4%	16.0%
Pratt & Whitney	6.4%	8.0%	8.0%	7.9%	7.1%	8.0%	7.2%	7.3%
Raytheon	11.5%	11.6%	2.0%	10.8%	11.1%	11.1%	8.5%	10.1%
Total segment	11.1%	12.0%	8.8%	11.7%	11.2%	12.0%	10.1%	11.2%

RTX Corporation
Condensed Consolidated Balance Sheet

	June 30, 2025	December 31, 2024
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$4,782	$5,578
Accounts receivable, net	12,385	10,976
Contract assets, net	15,686	14,570
Inventory, net	14,012	12,768
Other assets, current	7,792	7,241
Total current assets	54,657	51,133
Customer financing assets	2,104	2,246
Fixed assets, net	16,205	16,089
Operating lease right-of-use assets	1,869	1,864
Goodwill	53,327	52,789
Intangible assets, net	32,748	33,443
Other assets	6,229	5,297
Total assets	$167,139	$162,861

Liabilities, Redeemable Noncontrolling Interest, and Equity
Short-term borrowings	$1,635	$183
Accounts payable	13,433	12,897
Accrued employee compensation	2,133	2,620
Other accrued liabilities	15,861	14,831
Contract liabilities	19,186	18,616
Long-term debt currently due	2,084	2,352
Total current liabilities	54,332	51,499
Long-term debt	38,259	38,726
Operating lease liabilities, non-current	1,617	1,632
Future pension and postretirement benefit obligations	2,038	2,104
Other long-term liabilities	6,646	6,942
Total liabilities	102,892	100,903
Redeemable noncontrolling interest	41	35
Shareowners’ Equity:
Common stock	37,680	37,434
Treasury stock	(26,995)	(27,112)
Retained earnings	54,104	53,589
Accumulated other comprehensive loss	(2,391)	(3,755)
Total shareowners’ equity	62,398	60,156
Noncontrolling interest	1,808	1,767
Total equity	64,206	61,923
Total liabilities, redeemable noncontrolling interest, and equity	$167,139	$162,861

RTX Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2025	2024	2025	2024
Operating Activities:
Net income	$1,725	$175	$3,350	$1,918
Adjustments to reconcile net income to net cash flows provided by operating activities from:
Depreciation and amortization	1,076	1,072	2,128	2,131
Deferred income tax provision	54	299	121	185
Stock compensation cost	113	111	224	223
Net periodic pension income	(312)	(328)	(636)	(666)
Share-based 401(k) matching contributions	140	64	307	146
Gain on sale of Cybersecurity, Intelligence and Services business, net of transaction costs	—	—	—	(415)
Change in:
Accounts receivable	(765)	156	(1,137)	587
Contract assets	(484)	(479)	(1,190)	(1,457)
Inventory	(384)	(715)	(1,197)	(1,361)
Other current assets	25	442	(100)	217
Accounts payable and accrued liabilities	(538)	1,463	(141)	1,245
Contract liabilities	(30)	566	343	512
Other operating activities, net	(162)	(93)	(309)	(190)
Net cash flows provided by operating activities	458	2,733	1,763	3,075
Investing Activities:
Capital expenditures	(530)	(537)	(1,043)	(1,004)
Dispositions of businesses, net of cash transferred	—	—	—	1,283
Increase in other intangible assets	(122)	(155)	(226)	(318)
Receipts (payments) from settlements of derivative contracts, net	192	(28)	145	(29)
Other investing activities, net	(49)	(13)	(63)	28
Net cash flows used in investing activities	(509)	(733)	(1,187)	(40)
Financing Activities:
Repayment of long-term debt	(780)	(750)	(789)	(1,700)
Change in commercial paper, net	1,432	—	1,432	—
Change in other short-term borrowings, net	(10)	65	18	43
Dividends paid	(910)	(823)	(1,750)	(1,592)
Repurchase of common stock	—	(44)	(50)	(100)
Other financing activities, net	(85)	(32)	(270)	(242)
Net cash flows used in financing activities	(353)	(1,584)	(1,409)	(3,591)
Effect of foreign exchange rate changes on cash and cash equivalents	38	(4)	54	(12)
Net increase (decrease) in cash, cash equivalents and restricted cash	(366)	412	(779)	(568)
Cash, cash equivalents and restricted cash, beginning of period	5,193	5,646	5,606	6,626
Cash, cash equivalents and restricted cash, end of period	4,827	6,058	4,827	6,058
Less: Restricted cash, included in Other assets, current and Other assets	45	47	45	47
Cash and cash equivalents, end of period	$4,782	$6,011	$4,782	$6,011

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2025	2024	2025	2024
Collins Aerospace
Net sales	$7,622	$6,999	$14,839	$13,672
Operating profit	$1,173	$1,118	$2,261	$1,967
Restructuring	(39)	(12)	(152)	(18)
Charge associated with initiating alternative titanium sources (1)	—	—	—	(175)
Segment and portfolio transformation and divestiture costs (1)	(37)	(15)	(63)	(33)
Adjusted operating profit	$1,249	$1,145	$2,476	$2,193
Adjusted operating profit margin	16.4%	16.4%	16.7%	16.0%
Pratt & Whitney
Net sales	$7,631	$6,802	$14,997	$13,258
Operating profit	$492	$542	$1,072	$954
Restructuring	(8)	(15)	(18)	(33)
Insurance settlement	—	20	—	20
Customer bankruptcy (1)	(108)	—	(108)	—
Adjusted operating profit	$608	$537	$1,198	$967
Adjusted operating profit margin	8.0%	7.9%	8.0%	7.3%
Raytheon
Net sales	$7,001	$6,511	$13,341	$13,170
Contract termination (1)	—	(70)	—	(70)
Adjusted net sales	$7,001	$6,581	$13,341	$13,240
Operating profit	$805	$127	$1,483	$1,123
Restructuring	(4)	(7)	(4)	(16)
Gain on sale of business, net of transaction and other related costs (1)	—	—	—	375
Contract termination (1)	—	(575)	—	(575)
Adjusted operating profit	$809	$709	$1,487	$1,339
Adjusted operating profit margin	11.6%	10.8%	11.1%	10.1%
Eliminations and Other
Net sales	$(673)	$(591)	$(1,290)	$(1,074)
Operating profit (loss)	$24	$(36)	$36	$(41)
Gain on Investment (1)	41	—	41	—
Adjusted operating profit (loss)	$(17)	$(36)	$(5)	$(41)
Corporate expenses and other unallocated items
Operating loss	$(47)	$(930)	$(85)	$(1,026)
Restructuring	—	(2)	(9)	(3)
Tax audit settlements and closures (1)	(5)	—	(5)	(68)
Segment and portfolio transformation and divestiture costs (1)	—	(3)	—	(5)
Legal matters (1)	—	(918)	—	(918)
Adjusted operating loss	$(42)	$(7)	$(71)	$(32)
FAS/CAS Operating Adjustment
Operating profit	$186	$212	$371	$426
Acquisition Accounting Adjustments
Operating loss	$(487)	$(504)	$(957)	$(1,004)
Acquisition accounting adjustments	(487)	(504)	(957)	(1,004)
Adjusted operating profit	$—	$—	$—	$—

RTX Consolidated
Net sales	$21,581	$19,721	$41,887	$39,026
Total net significant and/or non-recurring items included in Net sales above (1)	—	(70)	—	(70)
Adjusted net sales	$21,581	$19,791	$41,887	$39,096
Operating profit	$2,146	$529	$4,181	$2,399
Restructuring	(51)	(36)	(183)	(70)
Acquisition accounting adjustments	(487)	(504)	(957)	(1,004)
Total net significant and/or non-recurring items included in Operating profit above (1)	(109)	(1,491)	(135)	(1,379)
Adjusted operating profit	$2,793	$2,560	$5,456	$4,852
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2025	2024	2025	2024
Net income attributable to common shareowners	$1,657	$111	$3,192	$1,820
Total Restructuring	(51)	(36)	(183)	(70)
Total Acquisition accounting adjustments	(487)	(504)	(957)	(1,004)
Total net significant and/or non-recurring items included in Operating profit (1)	(109)	(1,491)	(135)	(1,379)
Significant and/or non-recurring items included in Non-service Pension Income
Non-service pension restructuring	—	(3)	—	(5)
Pension curtailment related to sale of business (1)	—	—	—	9
Significant non-recurring and non-operational items included in Interest Expense, Net
Tax audit settlements and closures (1)	11	—	54	78
International tax matter (1)	—	—	(35)	—
Tax effect of restructuring and net significant and/or non-recurring items above	142	257	280	216
Significant and/or non-recurring items included in Income Tax Expense
Tax audit settlements and closures (1)	33	—	59	296
Significant and/or non-recurring items included in Noncontrolling Interest
Noncontrolling interest share of charges related to an insurance settlement	—	(7)	—	(7)
Less: Impact on net income attributable to common shareowners	(461)	(1,784)	(917)	(1,866)
Adjusted net income attributable to common shareowners	$2,118	$1,895	$4,109	$3,686

Diluted Earnings Per Share	$1.22	$0.08	$2.36	$1.36
Impact on Diluted Earnings Per Share	(0.34)	(1.33)	(0.68)	(1.39)
Adjusted Diluted Earnings Per Share	$1.56	$1.41	$3.04	$2.75

Weighted Average Number of Shares Outstanding
Reported Diluted	1,354.0	1,342.1	1,352.9	1,339.7
Impact of dilutive shares	—	—	—	—
Adjusted Diluted	1,354.0	1,342.1	1,352.9	1,339.7

Effective Tax Rate	15.4%	59.1%	16.2%	15.8%
Impact on Effective Tax Rate	(2.9)%	38.4%	(2.6)%	(3.0)%
Adjusted Effective Tax Rate	18.3%	20.7%	18.8%	18.8%
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Segment Operating Profit Margin and Adjusted Segment Operating Profit Margin

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2025	2024	2025	2024
Net Sales	$21,581	$19,721	$41,887	$39,026
Reconciliation to segment net sales:
Eliminations and other	673	591	1,290	1,074
Segment Net Sales	$22,254	$20,312	$43,177	$40,100
Reconciliation to adjusted segment net sales:
Net significant and/or non-recurring items (1)	—	(70)	—	(70)
Adjusted Segment Net Sales	$22,254	$20,382	$43,177	$40,170

Operating Profit	$2,146	$529	$4,181	$2,399
Operating Profit Margin	9.9%	2.7%	10.0%	6.1%
Reconciliation to segment operating profit:
Eliminations and other	(24)	36	(36)	41
Corporate expenses and other unallocated items	47	930	85	1,026
FAS/CAS operating adjustment	(186)	(212)	(371)	(426)
Acquisition accounting adjustments	487	504	957	1,004
Segment Operating Profit	$2,470	$1,787	$4,816	$4,044
Segment Operating Profit Margin	11.1%	8.8%	11.2%	10.1%
Reconciliation to adjusted segment operating profit:
Restructuring	(51)	(34)	(174)	(67)
Net significant and/or non-recurring items (1)	(145)	(570)	(171)	(388)
Adjusted Segment Operating Profit	$2,666	$2,391	$5,161	$4,499
Adjusted Segment Operating Profit Margin	12.0%	11.7%	12.0%	11.2%
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(dollars in millions)	2025	2024
Net cash flows provided by operating activities	$458	$2,733
Capital expenditures	(530)	(537)
Free cash flow	$(72)	$2,196

	Six Months Ended June 30,
	(Unaudited)
(dollars in millions)	2025	2024
Net cash flows provided by operating activities	$1,763	$3,075
Capital expenditures	(1,043)	(1,004)
Free cash flow	$720	$2,071

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Organic Sales Reconciliation

	Quarter ended June 30, 2025 compared to the Quarter Ended June 30, 2024
	(Unaudited)
(dollars in millions)	Total Reported Change	Acquisitions & Divestitures Change	FX / Other Change (2)	Organic Change	Prior Year Adjusted Sales (1)	Organic Change as a % of Adjusted Sales
Collins Aerospace	$623	$(31)	$23	$631	$6,999	9%
Pratt & Whitney	829	—	18	811	6,802	12%
Raytheon	490	—	75	415	6,581	6%
Eliminations and Other (3)	(82)	1	(9)	(74)	(591)	13%
Consolidated	$1,860	$(30)	$107	$1,783	$19,791	9%
(1)    For the full Non-GAAP reconciliation of adjusted sales refer to “Reconciliation of Adjusted (Non-GAAP) Results - Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin.”
(2)    Includes other significant non-operational items and/or significant operational items that may occur at irregular intervals.
(3)    FX/Other Change includes the transactional impact of foreign exchange hedging at Pratt & Whitney Canada, which is included in Pratt & Whitney’s FX/Other Change, but excluded for Consolidated RTX.

	Six Months Ended June 30, 2025 compared to the Six Months Ended June 30, 2024
	(Unaudited)
(dollars in millions)	Total Reported Change	Acquisitions & Divestitures Change	FX / Other Change (2)	Organic Change	Prior Year Adjusted Sales (1)	Organic Change as a % of Adjusted Sales
Collins Aerospace	$1,167	$(63)	$7	$1,223	$13,672	9%
Pratt & Whitney	1,739	—	(2)	1,741	13,258	13%
Raytheon	171	(460)	70	561	13,240	4%
Eliminations and Other (3)	(216)	1	4	(221)	(1,074)	21%
Consolidated	$2,861	$(522)	$79	$3,304	$39,096	8%
(1)    For the full Non-GAAP reconciliation of adjusted sales refer to “Reconciliation of Adjusted (Non-GAAP) Results - Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin.”
(2)    Includes other significant non-operational items and/or significant operational items that may occur at irregular intervals.
(3)    FX/Other Change includes the transactional impact of foreign exchange hedging at Pratt & Whitney Canada, which is included in Pratt & Whitney’s FX/Other Change, but excluded for Consolidated RTX.

Non-GAAP Financial Adjustments

Non-GAAP Adjustments	Description
Segment and portfolio transformation and divestiture costs
The quarters and six months ended June 30, 2025 and 2024 include certain segment and portfolio transformation costs incurred in connection with the 2023 completed segment realignment as well as separation costs incurred in advance of the completion of certain divestitures.

Charge associated with initiating alternative titanium sources
The six months ended June 30, 2024 includes a net pre-tax charge of $0.2 billion related to the recognition of unfavorable purchase commitments and an impairment of contract fulfillment costs associated with initiating alternative titanium sources at Collins. These charges were recorded as a result of the Canadian government’s imposition of new sanctions in February 2024, which included U.S.- and German-based Russian-owned entities from which we source titanium for use in our Canadian operations. Management has determined that these impacts are directly attributable to the sanctions, incremental to similar costs incurred for reasons other than those related to the sanctions and has determined that the nature of the charge is considered significant and unusual and, therefore, not indicative of the Company’s ongoing operational performance.

Customer bankruptcy
The quarter and six months ended June 30, 2025 include a net pre-tax charge of approximately $0.1 billion related to a customer bankruptcy. The charge primarily relates to contract asset exposures with the customer. Management has determined that the nature and significance of the charge is considered unusual and, therefore, not indicative of the Company’s ongoing operational performance.

Contract termination
The quarter and six months ended June 30, 2024 includes a pre-tax charge of $0.6 billion related to the termination of a fixed price development contract with a foreign customer at Raytheon. The charge includes the write-off of remaining contract assets and settlement with the customer. Management has determined that these impacts are directly attributable to the termination, incremental to similar costs incurred for reasons other than those attributable to the termination and has determined that the nature of the pre-tax charge is considered significant and unusual and, therefore, not indicative of the Company’s ongoing operational performance.

Gain on sale of business, net of transaction and other related costs
The six months ended June 30, 2024 includes a pre-tax gain, net of transaction and other related costs, of $0.4 billion associated with the completed sale of the Cybersecurity, Intelligence and Services (CIS) business at Raytheon. Management has determined that the nature of the net gain on the divestiture is considered significant and non-operational and, therefore, not indicative of the Company’s ongoing operational performance.

Gain on investment
The quarter and six months ended June 30, 2025 includes a pre-tax gain of $41 million related to the increase in fair value on an investment. Management has determined that the nature of the gain on investment to be significant and nonoperational and, therefore, not indicative of the Company’s ongoing operational performance.

Tax audit settlements and closures
The six months ended June 30, 2025 includes a tax benefit of $59 million and a pre-tax benefit on the reversal of $54 million of interest accruals both recognized as a result of the closure of the examination phase of multiple state tax audits. In addition, in the three and six months ended June 30, 2025, there was a tax benefit of $33 million and a net pre-tax benefit of $6 million from the reversal of interest accruals and the write-off of certain tax related indemnity receivables associated with the closure of a federal tax audit. The six months ended June 30, 2024 includes a tax benefit of $0.3 billion recognized as a result of the closure of the examination phase of multiple federal tax audits. In addition, in the six months ended June 30, 2024 there was a pre-tax charge of $68 million for the write-off of certain tax related indemnity receivables and a pre-tax gain on the reversal of $78 million of interest accruals, both directly associated with these tax audit settlements. Management has determined that the nature of these impacts related to the tax audit settlements and closures is considered significant and non-operational and, therefore, not indicative of the Company’s ongoing operational performance.

International tax matter
The six months ended June 30, 2025 includes the impact of an unfavorable decision related to an international tax matter for the years ended December 31, 2015 to December 31, 2019, which resulted in interest expense, net of $35 million and a tax benefit of $8 million. Management has determined that the nature of this impact is considered significant and non-operational and, therefore, not indicative of the Company’s ongoing operational performance.

Legal matters
The quarter and six months ended June 30, 2024 includes charges of $0.9 billion related to the resolution of several outstanding legal matters. The charge includes an additional accrual of $0.3 billion to resolve the previously disclosed criminal and civil government investigations of defective pricing claims for certain legacy Raytheon Company contracts entered into between 2011 and 2013 and in 2017; an additional accrual of $0.4 billion to resolve the previously disclosed criminal and civil government investigations of improper payments made by Raytheon Company and its joint venture, Thales-Raytheon Systems, in connection with certain Middle East contracts since 2012; and an accrual of $0.3 billion related to certain voluntarily disclosed export controls violations, primarily identified in connection with the integration of Rockwell Collins and, to a lesser extent, Raytheon Company, including certain violations that were resolved pursuant to a consent agreement with the Department of State. Management has determined that these impacts are directly attributable to these legacy legal matters and that the nature of the charges are considered significant and unusual and, therefore, not indicative of the Company’s ongoing operational performance.